Exhibit 10.4

STOCK OPTION GRANT UNDER THE
BANK OF HAWAII CORPORATION
2004 STOCK AND INCENTIVE COMPENSATION PLAN

2012 NONQUALIFIED STOCK OPTION AGREEMENT

This Agreement dated January 20, 2012, between Bank of Hawaii Corporation, a Delaware corporation (“Company”), with its registered office at 130 Merchant Street, Honolulu, Hawaii 96813, and the executive of the Company or subsidiary of the Company (“Optionee”) who is specified in the “Notice of 2012 Nonqualified Stock Option Grant” (“Notice”) attached hereto.

1.         Grant of Option.  The Company hereby grants to Optionee, effective as of January 20, 2012 (“Grant Date”), the right and option (“Option”, in the aggregate or singularly as the context implies) to purchase from the Company, for a price equal to the exercise price as specified in the Notice (“Exercise Price”), up to the number of shares of Company common stock (“Company Stock” or “Shares”) as specified in the Notice.  This grant of Option shall be subject to the applicable terms and conditions set forth below and is being granted pursuant to the Bank of Hawaii Corporation 2004 Stock and Incentive Compensation Plan (“Plan”) in accordance with the authority and direction of the Human Resources and Compensation Committee (“Committee”) of the Company’s Board of Directors.  The Option shall constitute a nonqualified stock option which is not a qualified stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended (“Code”).

2.         Primary Terms and Conditions of Option

a.         Exercise Price.  The Exercise Price shall be the price per Share as specified in the Notice, which is the fair market value per Share on the Grant Date as determined in accordance with the Plan.

b.         Term of Option.  The term of the Option over which the Option is in effect shall commence on the Grant Date and shall terminate on the tenth anniversary of the Grant Date.  The Option shall not be exercisable after the term of the Option.

c.         Vesting Based on Service and Performance.

The Option for the purchase of Shares is conditioned upon the achievement of service and financial performance objectives applicable to the Option.  Except as otherwise provided hereunder, the Option shall be forfeited by the Optionee and treated as null and void under the Plan to the extent that any vesting condition applicable to the Option is not satisfied. The Option shall not be exercisable prior to the vesting of the Option.

(1)        Component Conditioned on Service

One-third of the total Option granted hereunder shall be subject to vesting under this Section 2.c(1) conditioned on service and the achievement of positive net income (which one-third block is referred to hereunder as the “Service Options”).  Specifically, the Service Options shall become vested on

February 28, 2013, provided that (I) Grantee remains an Employee through December 31, 2012, and (II) the Committee shall have certified with respect to the fiscal year ending December 31, 2012, that the Company has achieved positive net income as publicly announced by the Company in its earnings release for that period (“Net Income Performance Objective”).

(2)        Component Conditioned on First-Tier Performance

One-third of the total Option granted hereunder shall be subject to vesting under this Section 2.c(2) conditioned on service and the achievement of financial performance criteria at no less than the first-tier peer group level (which one-third block is referred to hereunder as the “First-Tier Options”).  Specifically, the First-Tier Options shall become vested on February 28, 2013, provided that (I) Grantee remains an Employee through December 31, 2012, and (II) the Committee shall have certified with respect to the fiscal year ending December 31, 2012, that the Company’s “Return on Assets”, or “Return on Equity”, or “Stock Price to Book Ratio v. Peers” falls within the top two quartiles of the 2012 Regional Bank Index or the 2012 U.S. Bank Index that has been designated by the Committee on or before the Grant Date and as the same may be revised from time to time to delete organizations that cease to be publicly-held (“First-Tier Performance Objective”).

For purposes of this Agreement the terms “Return on Assets”, “Return on Equity”, and “Stock Price to Book Ratio vs. Peers” shall mean such terms as determined and reported with respect to the Company for purposes of placement under designated 2012 Regional Bank Index and the 2012 U.S. Bank Index.

(3)        Component Conditioned on Second-Tier Performance

One-third of the total Options granted hereunder shall be subject to vesting under this Section 2.c(3) conditioned on service and the achievement of financial performance criteria at the second-tier peer group level (which one-third block is referred to hereunder as the “Second-Tier Options”).  Specifically, the Second-Tier Options shall become vested on February 28, 2013, provided that (I) Grantee remains an Employee through December 31, 2012, and (II) the Committee shall have certified with respect to the fiscal year ending December 31, 2012, that the Company’s “Return on Assets”, or “Return on Equity”, or “Stock Price to Book Ratio vs. Peers” falls within the top quartile of the 2012 Regional Bank Index or the 2012 U.S. Bank Index that has been designated by the Committee on or before the Grant Date and as the same may be revised from time to time to delete organizations that cease to be publicly-held (“Second-Tier Performance Objective”).

d.         Exercisability of Option.  Except as otherwise provided hereunder, the Option shall be exercisable on or after February 28, 2013, to the extent that the Option becomes vested. The Committee shall endeavor to certify whether the service and financial performance objectives described in Section 2.c of this Agreement have been satisfied on or prior to the scheduled time of vesting on February 28, 2013.  However,

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in the event that the Committee has not done so, it shall make such determination as soon thereafter as possible and, if the satisfaction of the service and financial performance objectives have been certified, the Option shall become vested and exercisable at the time of the making of such certification.  In addition, the Option shall be exercisable upon the occurrence of a “Change in Control” of the Company (as described in Section 2.8 of the Plan).

3.         Exercisability Following Termination of Employment

a.         Generally.  This Section 3 applies to an Option that is otherwise vested and exercisable in accordance with Section 2 above. Except as other provided hereunder, such Option shall terminate and shall not be exercisable following Optionee’s termination of employment.

If Optionee’s employment with the Company or any subsidiary terminates for a reason other than described in the below Sections 3.b, 3.c, and 3.d, the Option shall continue to be exercisable for a period of 120 days following such termination, but the Option shall not be exercisable after the original term of the Option.

For purposes of this Section 3, Optionee’s employment shall not be treated as terminated in the case of continued employment with the Company or any of its subsidiaries, or a transfer of employment within or between the Company and its subsidiaries, or in the case of sick leave or other approved leaves of absences.

To the extent provided under the Notice to Optionee, in lieu of the 120-day period applicable to a termination of employment under this Section 3.a, the Option shall continue to be exercisable for the entire duration of the original term of the Option following such termination of employment.

b.         Death or Disability. If Optionee’s employment with the Company or any subsidiary terminates because of Optionee’s death or “disability” within the meaning of Code Section 409A, the Option shall continue to be exercisable for a period of 12 months following such termination, but the Option shall not be exercisable after the original term of the Option.

c.         Retirement. If Optionee’s employment with the Company or any subsidiary terminates on or after the attainment of Early Retirement Age or Normal Retirement Age as defined by the Employees’ Retirement Plan of Bank of Hawaii (“ERP”) (whether or not Optionee is actually eligible under the ERP, and disregarding eligibility for an immediate payment of a mandatory cashout under the ERP), the Option shall continue to be exercisable for the entire duration of the original term of the Option.

d.         Cause.  If Optionee’s employment with the Company or any subsidiary terminates for “Cause” (as described in Section 2.7 of the Plan), the Option shall immediately terminate at such time.

4.         Exercise of Option.  An Option may be exercised from time to time with respect to all or any portion of the number of Shares with respect to which the Option has become exercisable by written notice to the Corporate Secretary of the Company or other authorized personnel of the Company.

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When Optionee gives notice of exercise of the Option, Optionee must pay the full Exercise Price for the Option Shares being purchased.  Optionee may make payment: (i) by certified check or bank check payable to the order of the Company; or (ii) by delivering (either by actual delivery or attestation) previously acquired shares of Company common stock held by Optionee for at least six months or acquired by Optionee on the open market and having an aggregate fair market value at the time of exercise equal to the full Exercise Price; or (iii) by a combination thereof.  In addition, with the approval of the Committee, the Company may cooperate with Optionee in arranging a “cashless exercise” of the Option through a broker approved by the Company, under which the broker will sell shares acquired by Optionee upon exercise of the Option and remit to the Company a sufficient portion of the sales proceeds to pay the full Exercise Price and any tax withholding required upon such exercise.

The Option shall not be exercised for any fractional Shares and no fractional Shares shall be issued or delivered.  If Optionee fails to pay for any Option Shares specified in the notice of exercise or fails to accept delivery of the Option Shares, the Company may terminate Optionee’s rights to purchase the Option Shares.

5.         Issuance of Shares; Registration; Withholding Taxes.  As soon as practicable after the exercise date of the Option, the Company shall cause to be issued and delivered to Optionee, or for Optionee’s account the Option Shares purchased.

The Company may postpone the issuance or delivery of the Shares until (a) the completion of registration or other qualification of such Shares or transaction under any state or federal law, rule or regulation, or any listing on any securities exchange, as the Company shall determine to be necessary or desirable; (b) the receipt by the Company of such written representations or other documentation as the Company deems necessary to establish compliance with all applicable laws, rules and regulations, including applicable federal and state securities laws and listing requirements, if any; and (c) the payment to the Company, upon its demand, of any amount requested by the Company to satisfy any federal, state or other governmental withholding tax requirements related to the exercise of the Option. The Company shall have the right to withhold with respect to the payment of any Option Shares any taxes required to be withheld because of such payment, including the withholding of Shares otherwise payable due to exercise of the Option.  Optionee shall comply with any and all legal requirements relating to Optionee’s resale or other disposition of any Shares acquired under this Agreement.  Any certificate representing the Shares acquired pursuant to the Option may bear such legend as described in Section 9 or other legend as counsel to the Company otherwise deems appropriate to assure compliance with applicable law.

6.         Nontransferability of Options.  The Option and this Agreement shall not be assignable or transferable by Optionee other than by will or by the laws of descent and distribution.  During Optionee’s lifetime, the Option and all rights of Optionee under this Agreement may be exercised only by Optionee (or by his or her legal guardian or legal representative).  If the Option is exercised after Optionee’s death, the Committee may require evidence reasonably satisfactory to it of the appointment and qualification of Optionee’s personal representatives and their authority and of the right of any heir or distributee to exercise the Option.  Any purported transfer or assignment of the Option shall be void and of no effect, and shall give the Company the right to terminate the Option as of the date of such purported transfer or assignment.  Notwithstanding the foregoing, with the approval of the Committee, Optionee

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may transfer the Option to a revocable trust under which Optionee is both the trustee and beneficiary.

7.         Share Adjustments.  The number of Shares subject to the Option and the Exercise Price shall be adjusted proportionately for any increase or decrease in the number of issued shares of common stock by reason of a merger, reorganization, recapitalization, reclassification, stock split, stock dividend, or other capital adjustments under Section 4.2 of the Plan.  The adjustment required shall be made by the Committee, whose determination shall be conclusive.  In no event shall the adjusted Exercise Price be less than the fair market value of the adjusted shares on the Grant Date in accordance with the requirements of Code Section 409A.

8.         No Rights as Shareholder.  Optionee shall acquire none of the rights of a shareholder of the Company with respect to the Shares until the Shares are issued to Optionee upon the exercise of the Option.  Except as otherwise provided in Section 7 above, no adjustments shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such Shares are issued.

9.         Registration of Shares.  If a registration statement under the Securities Act of 1933 with respect to the shares issuable upon exercise of any option granted under the Plan is not in effect at the time of exercise, or if a registration statement with respect to said shares to Optionee is in effect but not with respect to Optionee’s resale thereof and Optionee is an “affiliate” of the Company, then, in either such case, (a) as a condition of the issuance of the shares the person exercising such Option shall give the Company a written statement, satisfactory in form and substance to the Company, acknowledging that said shares may be reoffered or resold by Optionee only pursuant to Rule 144 under the Securities Act of 1933 or pursuant to a separate registration statement under said Act and (b) the Company may place upon any stock certificate for shares issuable upon exercise of such Option the following legend or such other legend as the Company may prescribe to prevent disposition of the shares in violation of the Securities Act of 1933:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THEM UNDER THE ACT OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS.  FURTHERMORE, NO OFFER, SALE, TRANSFER, PLEDGE, OR HYPOTHECATION MAY BE MADE WITHOUT APPROVAL OF COUNSEL FOR BANK OF HAWAII CORPORATION, AFFIXED TO THIS CERTIFICATE.  THE STOCK TRANSFER AGENT HAS BEEN ORDERED TO EFFECTUATE TRANSFERS OF THIS CERTIFICATE ONLY IN ACCORDANCE WITH THE ABOVE INSTRUCTIONS.

10.       Optionee Bound by Plan.  Optionee hereby acknowledges receipt of a copy of the Plan and acknowledges that Optionee shall be bound by its terms, regardless of whether such terms have been set forth in the Agreement.  Notwithstanding the foregoing, if there is an inconsistency between the terms of the Plan and the terms of this Agreement,

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Optionee shall be bound by the terms of the Plan, which terms are incorporated herein by reference.

11.       Employment Rights.  Neither the Plan nor the granting of the Option shall be a contract of employment with the Company or any of its subsidiaries. Optionee may be discharged from employment at any time by the employing Company or subsidiary.

12.       Amendment.  Generally, this Agreement may be amended, at any time and from time to time, at the sole and complete discretion of the Committee.  Thus, this Agreement may be amended by the Committee at any time based on its determination that the amendment is necessary or advisable in light of any addition to, or change in, the Code or in regulations issued thereunder, or any federal or state securities law or other law or regulation, or based on any discretionary authority of the Committee under the Plan. However, unless necessary or advisable due to a change in law, any amendment to this Agreement which has a material adverse effect on the interest of Optionee under this Agreement shall be adopted only with the consent of Optionee.

13.       Notices.  Any notice or other communication made in connection with this Agreement shall be deemed duly given when delivered in person or mailed by certified or registered mail, return receipt requested, to Optionee at Optionee’s address shown on Company records or such other address designated by Optionee by similar notice, or to the Company at its then principal office, to the attention of the Corporate Secretary of the Company.  Further, such notice or other communication shall be deemed duly given when transmitted electronically to Optionee at Optionee’s electronic mail address shown on Company records or, to the extent that Optionee is an active employee, through the Company’s intranet.

14.       No Advice, Warranties, or Representations.  The Company is not providing Optionee with advice, warranties, or representations regarding any of the legal or tax effects to Optionee with respect to the Option.  Optionee is responsible to seek legal and tax advice from Optionee’s own legal and tax advisors as may be appropriate or desirable.

15.       Code Section 162(m).  This grant of Option has been structured and is intended to meet the requirements of a nonqualified stock option that constitutes “performance-based compensation” that is excepted from the applicable deduction limitation under Code Section 162(m) pursuant to Treasury Regulation Section 162-27(e)(2)(vi).

16.       Code Section 409A.  This grant of Option has been structured and is intended to meet the requirements for a nonqualified stock option that does not provide for a “deferral of compensation” in accordance with Code Section 409A and Treasury Regulation Section 1.409A-1(b)(5)(i)(A).

17.       Miscellaneous. This Agreement and the Plan set forth the final and entire agreement between the parties with respect to the subject matter hereof, which shall be governed by and shall be construed in accordance with the laws of the State of Delaware. This Agreement shall bind and benefit Optionee, the heirs, distributees and personal representative of Optionee, and the Company and its successors and assigns.

BY ACCEPTING THIS OPTION GRANTED UNDER THIS 2012 NONQUALIFIED STOCK OPTION AGREEMENT, GRANTEE AGREES TO ALL THE TERMS AND CONDITIONS DESCRIBED IN THIS AGREEMENT AND IN THE PLAN.

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